Exhibit 7

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”) is entered into as of June 19, 2007, among Sands Brothers Venture Capital LLC, a New York limited liability company (“Sands I”), Sands Brothers Venture Capital II LLC, a New York limited liability company (“Sands II”), Sands Brothers Venture Capital III LLC, a New York limited liability company (“Sands III”), Sands Brothers Venture Capital IV LLC, a New York limited liability company (“Sands IV”), and Critical Capital Growth Fund, L.P., a Delaware limited partnership and a debenture licensed U.S. Small Business Investment Company (“CCGF”) (Sands I, Sands II, Sands III, Sands IV and CCGF are collectively, the “First Lien Creditors,” and each, a “First Lien Creditor”), AirWorks Funding LLLP, a Georgia limited liability limited partnership (“AirWorks”) and RS Properties I LLC, a Delaware limited liability company (“RS Properties”, and together with AirWorks, collectively, “Second Lien Creditors” and each, a “Second Lien Creditor”), in light of the following:

R E C I T A L S

A.    Kronos Advanced Technologies, Inc., a Nevada corporation (“Borrower”), has issued to First Lien Creditors and each of Second Lien Creditors those certain Secured Convertible Promissory Notes dated the date hereof in the aggregate amount of $18,159,000 pursuant to that certain Funding Agreement dated as of the date hereof among Borrower, First Lien Creditors and Second Lien Creditors (as amended, supplemented, restated or otherwise modified from time to time, the “Funding Agreement”).

B.    As security for the prompt payment and performance of the Obligations (as hereinafter defined), Borrower and Kronos Air Technologies, Inc., a Nevada corporation (the “Subsidiary”, and together with Borrower, collectively, “Obligors” and each, an “Obligor”), have granted Secured Creditors (as hereinafter defined) a security interest in all of the Collateral (as hereinafter defined) for the benefit of Secured Creditors pursuant to that certain Security Agreement dated as of the date hereof among Obligors and Secured Creditors (as amended, supplemented, restated or otherwise modified from time to time, the “Security Agreement”).

C.    First Lien Creditors and Second Lien Creditors wish to agree as to their respective rights, priorities, and interests with respect to the liens upon and security interests in the Collateral.

A G R E E M E N T

In consideration of the foregoing, the mutual covenants contained herein, and for other good and valuable consideration, the receipt of which First Lien Creditors and Second Lien Creditors hereby acknowledge, First Lien Creditors and Second Lien Creditors hereby agree as follows:

1.    Definitions.

(a)    Capitalized terms used but not defined herein shall have the meanings given to them in the Funding Agreement. In addition, the following terms, as used in this Agreement, shall have the following meanings:

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors.

“Collateral” shall have the meaning given to such term in the Security Agreement.

“Control Collateral” means any Collateral consisting of a certificated security, investment property, a deposit account, and any other Collateral as to which a Lien may be perfected through physical possession or control by the secured party, or any agent therefor.

“Discharge of First Lien Obligations” means (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency Proceeding, whether or not a claim for such interest is, or would be, allowed in such Insolvency Proceeding) constituting First Lien Obligations and termination of all commitments to lend or otherwise extend credit by First Lien Creditors under the Note Documents and (b) payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including legal fees and other expenses, costs or charges accruing on or after the commencement of any Insolvency Proceeding, whether or not a claim for such fees, expenses, costs or charges is, or would be, allowed in such Insolvency Proceeding).

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease (as lessor), or other disposition of any property by any Person (or the granting of any option or other right to do any of the foregoing).

“Distribution” means any payment or distribution by any Person of assets of any kind or character (whether in cash, securities, assets, by set-off, or otherwise and including by purchase redemption or other acquisition).

“Enforcement Action” means: (a) the exercise of any right of set-off for the collection of any amounts due in respect of the Second Lien Obligations; (b) exercise of any Secured Creditor Remedy; or (c) in the event of an Insolvency Proceeding: (i) prosecuting a motion for relief from the automatic stay to exercise an Enforcement Action, (ii) objecting to First Lien Creditors’ motion for relief from the automatic stay to foreclose on and sell any of the Collateral or (iii) seeking to provide debtor in possession loans or advances to an Obligor wherein First Lien Creditors’ liens would be subordinated in priority. Notwithstanding the foregoing, none of the following shall constitute an “Enforcement Action” for purposes of this Agreement: (x) the delivery of any notice of default or other notice to an Obligor pursuant to or in connection with any Note Document; (y) the acceleration of the Second Lien Obligations; and (z) the filing by any Second Lien Creditor of a proof of claim in an Insolvency Proceeding, which proof of claim indicates the subordination of such Second Lien Creditor’s Lien on the Collateral pursuant hereto.

“First Lien Obligations” means any and all Obligations of Obligors owed to First Lien Creditors under the Note Documents (but excluding any Obligations owed to a First Lien Creditor by virtue of its partnership interest in Airworks).

“Insolvency Proceeding” means: (a) any voluntary or involuntary case or proceeding under the Bankruptcy Law with respect to any Obligor; (b) any other voluntary or involuntary insolvency or Insolvency Proceeding or proceeding, or any receivership, liquidation or other similar case or proceeding with respect to any Obligor or with respect to a material portion of its assets; (c) any liquidation, dissolution or winding up of any Obligor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Obligor.

“Note Documents” means, collectively, the Funding Agreement, the Notes and the Security Agreement and all other notes, mortgages, deeds of trust, instruments, guarantees and other agreements, documents and instruments at any time executed or delivered by any Obligor or any other person with, to or in favor of a Secured Creditor in connection therewith or related thereto, together with any amendments, supplements, restatements or other modifications thereof.

“Obligations” shall have the meaning given to such term in the Security Agreement.

“Second Lien Obligations” means any and all Obligations of Obligors owed to Second Lien Creditors under the Note Documents.

“Secured Creditor” means any of First Lien Creditors or Second Lien Creditors, or any successor or assignee of any of them, in its capacity as a secured creditor under the Note Documents.

“Secured Creditor Remedies” means any action by a Secured Creditor in furtherance of the sale, foreclosure, realization upon, or the repossession or liquidation of any of the Collateral, including without limitation, (a) the exercise of any remedies or rights of a “Secured Creditor” under Article 9 of the UCC, such as the notification of account debtors; (b) the exercise of any remedies available to a judgment creditor; or (c) any other remedy available in respect of the Collateral available to such Secured Creditor under any Note Document to which it is a party.

“UCC” shall have the meaning given to such term in the Security Agreement.

(b) Unless otherwise set forth herein to the contrary, all terms not otherwise defined herein and which are defined in the UCC are used herein with the meanings ascribed to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9 of the UCC.

2.    Permitted Liens and Relative Priorities.

(a)    As between the Secured Creditors, notwithstanding (i) the terms (including the description of collateral), dating, execution, or delivery of any document, instrument, or agreement; the time, order, occurrence, method, or manner of grant, attachment or perfection of any security interest or lien; the time of filing or recording of any financing statements, assignments, deeds of trust, mortgages, or any other documents, instruments, or agreements under the UCC or any other applicable law, (ii) the existence of (or the order in which any Secured Creditor becomes a party to or a beneficiary of) any collateral agency arrangement with any party other than a Secured Creditor, or the appointment of such other party as a collateral agent to perfect the Secured Creditors’ liens and security interests, in all or in any part of the Collateral, (iii) the existence of any control agreement in favor of any Secured Creditor or (iv) any provision of the UCC or any other applicable statute, rule, law, or court decision to the contrary, the Secured Creditors agree that, as to the Collateral of each Obligor:

(i)         First Lien Creditors shall have a first priority security interest in and lien on the Collateral to secure the First Lien Obligations; and

(ii)        Second Lien Creditors shall have a junior and subordinate security interest in and lien on the Collateral to secure the Second Lien Obligations.

(b)    For purposes of the foregoing allocation of priorities, any claim or a right to a set-off shall be treated in all respects as a security interest and no claimed right of set-off shall be asserted to defeat or diminish the rights or priorities provided for herein.

(c)    Each Second Lien Creditor agrees that it will not take any Enforcement Action until the Discharge of First Lien Obligations. Notwithstanding the foregoing, if an Insolvency Proceeding shall be commenced against any Obligor, each Second Lien Creditor shall be entitled to file proofs of claims and commence other proceedings in order to evidence and protect its interest in the Collateral so long as such filings are not in any manner inconsistent with the provisions of this Agreement.

3.    No Alteration of Priority. The lien and security interest priorities provided in Section 2 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, or refinancing of any of the Secured Creditor Indebtedness, nor by any action or inaction which any Secured Creditor may take or fail to take in respect of the Collateral, or otherwise. Each Secured Creditor agrees that it will not directly or indirectly take any action to contest or challenge the validity, legality, perfection, priority, avoidability, or enforceability of the liens or security interests of the other Secured Creditors upon the Collateral or seek to have the same avoided, disallowed, set aside, or otherwise invalidated in any judicial proceeding or otherwise.

4.    Payments Made to Second Lien Creditors. Notwithstanding anything to the contrary in this Agreement, each Second Lien Creditor shall be entitled to receive and retain payments of principal and interest made by Borrower to such Second Lien Creditor during the term of this Agreement; provided, however, that in the event there exists a default with respect to the First Lien Obligations, no Second Lien Creditor shall be entitled to receive and retain payments of principal and interest made by Borrower to any Second Lien Creditor until such time as such default is cured.

5.    Agent for Perfection. Each Secured Creditor agrees to hold (or cause to be held) all Control Collateral in its possession, custody, or control (or in the possession, custody, or control of agents, bailees, or other similar third parties) as non-fiduciary agent for the other Secured Creditors solely for the purpose of perfecting the security interest granted to each in such Control Collateral subject to the terms and conditions of this Agreement. No Secured Creditor shall have any obligation whatsoever to the others to assure that the Control Collateral is genuine or owned by any Obligor or any other Person or to preserve their respective rights or benefits or those of any Person. The duties or responsibilities of each Secured Creditor under this Section 5 are and shall be limited solely to holding or maintaining control of the Control Collateral as non-fiduciary agent for the other Secured Creditors for purposes of perfecting the Lien held by First Lien Creditors or Second Lien Creditors, as applicable. First Lien Creditors are not and shall not be deemed to be a fiduciary of any kind for Second Lien Creditors or any other Person.

6.    Management of Collateral. Notwithstanding anything to the contrary contained in any of the Note Documents, until Discharge of First Lien Obligations has occurred: (a) First Lien Creditors shall have the exclusive right to manage the Collateral, including the exclusive right to perform and enforce the terms of the Note Documents with respect to the Collateral and to exercise and enforce all privileges and rights thereunder according to First Lien Creditors’ sole discretion, including, without limitation, the exclusive right to enforce or settle insurance claims with respect to the Collateral, to pay, compromise, or settle competing claims, liens, or security interests affecting the Collateral, to take or retake control or possession of the Collateral, and to hold, prepare for sale, sell, lease, or liquidate the Collateral; (b) neither Second Lien Creditors nor any Person acting on their behalf shall exercise any Secured Party Remedies with respect to the Collateral; and (c) any and all proceeds of the Collateral which shall come into the possession, control, or custody of any Second Lien Creditor will be deemed to have been received for the account of any First Lien Creditor and shall be immediately delivered or paid, as applicable, over to First Lien Creditors. In connection with the provisions of Section 6(a), each Second Lien Creditor waives any and all rights to affect the method or challenge the appropriateness of any action by First Lien Creditors with respect to the Collateral, and waives any claims or defenses it may have against First Lien Creditors, including any such claims or defenses based on any actions or omissions of any such person, in connection with the perfection, maintenance, enforcement, foreclosure, sale, liquidation, or release of any lien or security interest therein by First Lien Creditors, or any modification or waiver of any Note Documents, except as provided or limited under this Agreement.

7.    Sale of Collateral. Until the Discharge of the First Lien Obligations has occurred: (a) only First Lien Creditors shall have the right to restrict or permit, or approve or disapprove, the sale or disposition of the Collateral; and (b) immediately upon the sale or disposition of such Collateral by any Obligor with the consent of First Lien Creditors or by or on behalf of First Lien Creditors in connection with the exercise of its Secured Creditor Remedies, each Second Lien Creditor’s lien and security interest upon the Collateral sold shall be automatically, unconditionally and simultaneously released, and each Second Lien Creditor will promptly deliver (at Obligors’ expense) such release, reconveyance, and termination documents as any First Lien Creditor or any Obligor may reasonably require in connection therewith.

8.    Insurance. In the event of the occurrence of a fire or other casualty resulting in damage to all or any portion of any Collateral (collectively, a “Casualty”):

(a)    until the Discharge of the First Lien Obligations has occurred, each Second Lien Creditor hereby waives any right to participate or join in any adjustment, compromise or settlement of any claims resulting from a Casualty with respect to any Collateral;

(b)    all proceeds received or to be received on account of a Casualty shall be applied in the manner or manners provided for in the Note Documents and in this Agreement; and

(c)    until the Discharge of the First Lien Obligations has occurred, each Second Lien Creditor agrees to promptly execute and deliver to First Lien Creditors any documents, instruments, agreements or further assurances reasonably required to effectuate any of the foregoing.

9.    Insolvency Proceeding.

(a)    Enforceability and Continuing Priority. This Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof. The relative rights of First Lien Creditors and Second Lien Creditors in or to any distributions from or in respect of any Collateral or proceeds of Collateral shall continue after the commencement of any Insolvency Proceeding. Accordingly, the provisions of this Agreement are expressly intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code.

(b)    Financing. Until Discharge of the First Lien Obligations has occurred, if any Obligor shall be subject to any Insolvency Proceeding and First Lien Creditors consent to the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code; herein, “Cash Collateral”) on which any First Lien Creditor has a Lien or to permit any Obligor to obtain financing provided by any First Lien Creditor under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (such financing, together with any Cash Collateral use, collectively a “DIP Financing”), then each Second Lien Creditor agrees that it will consent to such Cash Collateral use and raise no objection to such DIP Financing, provided, the Second Lien Creditors retain a subordinate security interest in the collateral (including proceeds thereof) and obtains a replacement security interest on post-petition Collateral to the same extent as existed prior to the commencement of the Insolvency Proceeding, and, to the extent the Liens securing the First Lien Obligations are subordinated to or pari passu with such DIP Financing, each Second Lien Creditor will subordinate its Liens in the Collateral to the Liens securing such DIP Financing. If any First Lien Creditor offers to provide DIP Financing that meets the requirements set forth above, each Second Lien Creditor agrees that it shall not, directly or indirectly, (x) provide or offer to provide DIP Financing or support any DIP Financing secured by a Lien senior to or pari passu with the Liens securing the First Lien Obligations, or (y) request or accept any form of adequate protection or any other relief except as provided in Section 9(e)(ii). In connection with any DIP Financing, if any Liens on the Collateral held by First Lien Creditors are subject to a surcharge or are subordinated to an administrative priority claim, a professional fee “carve out,” or fees owed to the United States Trustee, then the Liens on the Collateral of each Second Lien Creditor shall also be subordinated to such interest or claim and shall remain subordinated to the Liens on the Collateral of First Lien Creditors consistent with this Agreement.

(c)    Sales. Until Discharge of the First Lien Obligations has occurred, each Second Lien Creditor agrees that it will consent to the Disposition of, and will not object or oppose a motion to Dispose of, any Collateral free and clear of the Liens or the claims that are in favor of such Second Lien Creditor under Section 363 of the Bankruptcy Code if First Lien Creditors have consented to such Disposition of such assets free and clear of the Liens of the claims that are in favor of First Lien Creditors.

(d)    Relief from the Automatic Stay. Until Discharge of the First Lien Obligations has occurred, each Second Lien Creditor agrees that it shall not seek (or support any other person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral, without the prior written consent of First Lien Creditors.

(e)    Adequate Protection.

(i)         First Lien Creditors. In any Insolvency Proceeding involving an Obligor, each Second Lien Creditor agrees that it shall not contest (or support any other person contesting):

(A)    any request by any First Lien Creditor for adequate protection (whether in the form of payments, liens, a priority administrative expense claim or otherwise);

(B)    any objection by any First Lien Creditor to any motion, relief, action, or proceeding based on any First Lien Creditor claiming a lack of adequate protection (whether in the form of payments, liens, a priority administrative expense claim or otherwise);

(C)    the payment of interest, fees, expenses, or other amounts to any First Lien Creditor under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise.

(ii)        Second Lien Creditors. In any Insolvency Proceeding involving an Obligor:

(A)    Replacement Liens.

(1)    Until Discharge of the First Lien Obligations has occurred, if any First Lien Creditor is granted adequate protection in the form of a replacement Lien (on existing or future assets of Obligors) in connection with any DIP Financing, then each Second Lien Creditor shall also be entitled to seek, without objection from First Lien Creditors, adequate protection in the form of a replacement Lien (on existing or future assets of Obligors), which replacement Lien, if obtained, shall be subordinate to the Liens securing the First Lien Obligations and the Liens securing such DIP Financing on the same basis as the other Liens securing the Second Lien Obligations are subordinate to the First Lien Obligations under this Agreement; and

(2)    In the event that Second Lien Creditors are granted adequate protection in the form of a replacement Lien (on existing or future assets of Obligors), then each Second Lien Creditor agrees that each First Lien Creditor shall also be entitled to seek, without objection from Second Lien Creditors, a senior adequate protection Lien on existing or future assets of Obligors as security for the First Lien Obligations and for any DIP Financing provided by any First Lien Creditor. Any adequate protection Lien on such existing or future assets securing the Second Lien Obligations shall be subordinated (i) to the Lien on such collateral securing the First Lien Obligations and any such DIP Financing provided by any First Lien Creditor, and (ii) to any other Liens granted to any First Lien Creditor as adequate protection on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to such First Lien Obligations under this Agreement.

(B)    No Distributions. Until the Discharge of the First Lien Obligations has occurred, in any Insolvency Proceeding involving an Obligor, Second Lien Creditors shall seek neither (a) adequate protection in the form of Distributions in respect of the Second Lien Obligations nor (b) adequate protection in the form of Distributions with respect to their rights to the Collateral.

(iii)       Allowance of Postpetition Accrual. Second Lien Creditors shall not object to, oppose or challenge any claim by any First Lien Creditor for allowance in any Insolvency Proceeding of First Lien Obligations consisting of post-petition interest, fees, or expenses.

(f)    Section 1111(b) of the Bankruptcy Code. Second Lien Creditors shall not object to, oppose, support any objection, or take any other action to impede, the right of any First Lien Creditor to make an election under Section 1111(b)(2) of the Bankruptcy Code. Each Second Lien Creditor waives any claim it may hereafter have against any First Lien Creditor arising out of the election by any First Lien Creditor of the application of Section 1111(b)(2) of the Bankruptcy Code.

(g)    No Waiver. Except as otherwise provide in this Agreement, nothing contained herein shall prohibit or in any way limit First Lien Creditors from objecting in any Insolvency Proceeding involving an Obligor to any action taken by any Second Lien Creditor, including the seeking by such Second Lien Creditor of adequate protection or the assertion by such Second Lien Creditor of any of its rights and remedies under the Note Documents.

(h)    Avoidance Issues. If any First Lien Creditor is required in any Insolvency Proceeding or otherwise to turn over, disgorge or otherwise pay to the estate of any Obligor any amount paid in respect of the First Lien Obligations (a “First Lien Creditor Recovery”), then such First Lien Creditor shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts, and all rights, interests, priorities and privileges recognized in this Agreement shall apply with respect to any such First Lien Creditor Recovery. If this Agreement shall have been terminated prior to such First Lien Creditor Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement. Collateral or proceeds thereof received by any Second Lien Creditor after a Discharge of First Lien Obligations and prior to the reinstatement of such First Lien Obligations shall be delivered to First Lien Creditors upon such reinstatement in accordance with Section 9(j).

(i)    Plan of Reorganization.

(a)    If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Note Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Note Obligations are secured by Liens upon the same property, the parties hereto expressly agree that the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations, and

(b)    No Second Lien Creditor shall propose or support any plan of reorganization that is inconsistent with the priorities or other provisions of this Agreement.

(j)    Payments Held in Trust/Turnover. In the event that, notwithstanding the foregoing provisions of this Section 9, any Distribution in respect of the Second Lien Obligations prohibited by this Agreement shall be received by any Second Lien Creditor before there has been a Discharge of the First Lien Obligations, such Distribution shall be held in trust for the benefit of and shall be paid over to or delivered to First Lien Creditors, until there has been a Discharge of the First Lien Obligations.

10.    Notice of Default and Certain Events; Right to Cure. Each Secured Creditor shall promptly notify the other Secured Creditors in writing of the occurrence of any of the following as applicable:

(a)    any default or event of default under the Note issued to such Secured Creditor; or

(b)    the demand for payment of, acceleration of or termination of any of the Obligations.

Each of the Second Lien Creditors shall have the right, but not any obligation, to cure any events of default under the Note Documents for the account of the Obligors within fifteen (15) days after the receipt by such Second Lien Creditor of written notice of such event of default from the Secured Creditor or thereafter with the consent of the Secured Creditors. In no event shall any Second Lien Creditor, by virtue of the payment of amounts or performance of any obligation required to be paid or performed by any Obligor, be deemed to have assumed any obligations of any Obligor to the Secured Creditors or any other person.

11.    Further Assurances.

(a)    Additional Documents. Each Second Lien Creditor agrees to execute and deliver, upon the request of First Lien Creditors, such documents and instruments (appropriate for filing, if requested) as may be necessary or appropriate to fully implement or to fully evidence the understandings and agreements contained in this Agreement. Without limiting the foregoing, in the event that all or part of any of the First Lien Obligations is hereafter refinanced, each Second Lien Creditor agrees to enter into one or more new agreements with the refinancing lender or lenders on terms identical to those of this Agreement.

(b)`    Legending Documents, Instruments. Each party hereto agrees that the Security Agreement shall include the following language:

“Anything herein to the contrary notwithstanding, the liens and security interests securing the Obligations and the exercise of any right or remedy with respect thereto are subject to the provisions of that certain Intercreditor Agreement dated as of June ___, 2007 (as amended, restated, supplemented, or otherwise modified from time to time, the “Intercreditor Agreement”), among Sands I, Sands II, Sands III, Sands IV and CCGF, as First Lien Creditors, and AirWorks Funding LLLP and RS Properties I LLC, as Second Lien Creditors. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(c)    Attorney in Fact. Each First Lien Creditor is hereby irrevocably constituted and appointed the attorney-in-fact of each Second Lien Creditor in order to take all action, either in such First Lien Creditor’s name or in the name of such Second Lien Creditor, which in such First Lien Creditor’s reasonable opinion is necessary or desirable to enable such First Lien Creditor to obtain all Distributions that are to be turned over to such First Lien Creditor pursuant to this Agreement.

12.    Representations; Warranties. Each Second Lien Creditor represents and warrants to each First Lien Creditor that: (a) such Second Lien Creditor is the holder of the liens and security interests which secure or will secure the Second Lien Obligations; (b) there do not exist any currently effective subordinations of the Second Lien Obligations or of such Second Lien Creditor’s liens and security interests in the Collateral; (c) such Second Lien Creditor is currently informed of the financial condition of each Obligor and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the First Lien Obligations; and that such Second Lien Creditor will continue to keep informed of each Obligor’s financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the First Lien Obligations; and (d) it has full right, power, and authority to enter into this Agreement and, to the extent such Second Lien Creditor is an agent or trustee for other parties, that this Agreement shall fully bind all such other parties.

13.    Modification of First Lien Obligations. Each Second Lien Creditor agrees that each First Lien Creditor shall have absolute power and discretion, without notice to such Second Lien Creditor, to deal in any manner with the First Lien Obligations, including, but not by way of limitation, the power and discretion to do any of the following: (a) any demand for payment of any First Lien Obligations may be rescinded in whole or in part, and any First Lien Obligations may be continued, and the First Lien Obligations or the liability of any Obligor upon or for any part thereof, or any Collateral or guaranty therefor, or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, modified, accelerated, compromised, waived, surrendered, or released; and (b) the Note issued to First Lien Creditors may be amended, modified, supplemented, or terminated, in whole or in part, as First Lien Creditors may deem advisable from time to time, and any Collateral may be sold, exchanged, waived, surrendered, or released. Each Second Lien Creditor will remain bound under this Agreement, and the subordination provided for herein shall not be impaired, abridged, released, or otherwise affected notwithstanding any such renewal, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender, or release. All dealings between First Lien Creditors and any Obligor shall be deemed to have been consummated in reliance upon this Agreement.

14.    Waivers by Second Lien Creditors.

(a)    First Lien Obligations.

(i)         All First Lien Obligations at any time incurred by any Obligor shall be deemed to have been incurred, and all First Lien Obligations held by First Lien Creditors shall be deemed to have been extended, acquired or obtained, as applicable, in reliance upon this Agreement, and each Second Lien Creditor hereby waives (i) notice of acceptance, or proof of reliance, by each First Lien Creditors of this Agreement, and (ii) notice of the existence, renewal, extension, accrual, creation, or non-payment of all or any part of the First Lien Obligations. Nothing contained in this Agreement shall preclude any First Lien Creditor from discontinuing the extension of credit to any Obligor (whether under the Note Documents or otherwise) or from taking (without notice to any Second Lien Creditor, any Obligor, or any other Person) any other action in respect of the First Lien Obligations or the Collateral which any First Lien Creditor is otherwise entitled to take with respect to the First Lien Obligations or the Collateral.

(ii)        None of First Lien Creditors or any of their affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds or for any delay in doing so or shall be under any obligation to sell or otherwise Dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof. If any First Lien Creditor should exercise any of its contractual rights or remedies under the Note Documents (subject to the express terms and conditions hereof), First Lien Creditors shall not have any liability whatsoever to any Second Lien Creditor as a result of such action, omission, or exercise. First Lien Creditors will be entitled to manage and supervise their loans and extensions of credit under the Note Documents as First Lien Creditors may, in their sole discretion, deem appropriate, and First Lien Creditors may manage their loans and extensions of credit without regard to any rights or interests that any Second Lien Creditor may have in the Collateral or otherwise except as otherwise expressly set forth in this Agreement. Each Second Lien Creditor agrees that First Lien Creditors shall not incur any liability as a result of a sale, lease, license, application or other Disposition of all or any portion of the Collateral or any part or Proceeds thereof. Until the Discharge of the First Lien Obligations has occurred, First Lien Creditors may, from time to time, enter into agreements and settlements with Obligors as they may determine in their sole discretion without impairing any of the subordinations, priorities, rights or obligations of the parties under this Agreement, including, without limitation, substituting Collateral, releasing any Lien and releasing any Obligor. Each Second Lien Creditor waives any and all rights it may have to require any First Lien Creditor to marshal assets, to exercise rights or remedies in a particular manner, or to forbear from exercising such rights and remedies in any particular manner or order.

(b)    Notice of Acceptance and Other Waivers. To the fullest extent permitted by applicable law, each Second Lien Creditor hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Note issued to First Lien Creditors, or the creation or existence of any First Lien Obligations; (iii) notice of the amount of the First Lien Obligations; (iv) notice of any adverse change in the financial condition of any Obligor or of any other fact that might increase such Second Lien Creditor’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to the Note issued to First Lien Creditors; and (vi) all other notices (except if such notice is specifically required to be given to such Second Lien Creditor under this Agreement or any Note Document) and demands to which such Second Lien Creditor might otherwise be entitled.

(c)    Lawsuits; Defenses; Set-off. To the fullest extent permitted by applicable law, each Second Lien Creditor (i) waives the right by statute or otherwise to any require any First Lien Creditor to institute suit against any Obligor or to exhaust any rights and remedies which any First Lien Creditor has or may have against any Obligor; (ii) waives any defense arising by reason of any disability or other defense (other than the defense that the Discharge of the First Lien Obligations has occurred (subject to the provisions of Section 9(c)) of any Obligor or by reason of the cessation from any cause whatsoever of the liability of such Obligor in respect thereof, (iii) waives any rights to assert against any First Lien Creditor any defense (legal or equitable), set-off, counterclaim, or claim which such Second Lien Creditor may now or at any time hereafter have against any Obligor or any other party liable to any First Lien Creditor or such Second Lien Creditor, (iv) waives any defense arising by reason of any claim or defense based upon an election of remedies by any First Lien Creditor; and (vi) waives the benefit of any statute of limitations affecting such Second Lien Creditor’s obligations hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the First Lien Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Second Lien Creditor’s obligations hereunder.

(d)    Subrogation. Solely after Discharge of the First Lien Obligations shall have occurred, Second Lien Creditors shall be subrogated to the rights of First Lien Creditors to the extent that distributions otherwise payable to Second Lien Creditors have been applied to the payment of the First Lien Obligations in accordance with the provisions of this Agreement. First Lien Creditors shall have no obligation or duty to protect any of Second Lien Creditors’ rights of subrogation arising pursuant to this Agreement or under any applicable law, nor shall First Lien Creditors be liable for any loss to, or impairment of, any subrogation rights held by Second Lien Creditors.

(e)    ELECTION OF REMEDIES. WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, EACH SECOND LIEN CREDITOR WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY FIRST LIEN CREDITOR, EVEN THOUGH THAT ELECTION OF REMEDIES HAS DESTROYED THE RIGHTS OF SUBROGATION OF SECOND LIEN CREDITORS AND REIMBURSEMENT AGAINST ANY OBLIGOR BY THE OPERATION OF ANY APPLICABLE LAW.

15.    Parties Intended to be Benefited. All of the understandings, covenants, and agreements contained herein are solely for the benefit of First Lien Creditors and Second Lien Creditors, and there are no other parties, including Obligors or any of the creditors, successors, or assigns of Obligors, which are intended to be benefited, in any way, by this Agreement.

16.    No Limitation Intended. Nothing contained in this Agreement is intended to or shall affect or limit, in any way, the rights that the Secured Creditors have with respect to any third parties. The Secured Creditors hereby specifically reserve all of their respective rights against Obligors and all other third parties.

17.    Notices. Notices shall be delivered to the parties hereto as provided in Section 7.8 of the Funding Agreement.

18.    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

19.    Complete Agreement. This Agreement constitutes the complete agreement and understanding of each of the Secured Creditors and supersedes all prior or contemporaneous oral and written negotiations, agreements and understandings, express or implied, with respect to the subject matter hereof.

20.    Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of First Lien Creditors and Second Lien Creditors. Each Second Lien Creditor agrees that it shall not assign or transfer any of the Second Lien Obligations or any of its rights under the Note Documents (including any liens and security interests in the Collateral) without (a) prior notice being given to First Lien Creditors and (b) such assignment or transfer being made expressly subject to the terms of this Agreement.

21.    Waiver of Jury Trial. EACH SECURED CREDITOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF FIRST LIEN CREDITORS AND SECOND LIEN CREDITORS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED BY THEM IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH SECURED CREDITOR HEREBY AGREES AND CONSENTS THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT JURY, AND THAT EITHER OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT TO THE WAIVER OF RIGHT TO TRIAL BY JURY.

22.    Waivers, Amendments, Choice of Law, etc. Any waiver or amendment hereunder must be evidenced by a signed writing of a party to be bound thereby, and shall only be effective in the specific instance. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among residents of New York made and to be performed entirely within the State of New York. Each party to this Agreement hereby irrevocably agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereunder may be brought in the courts of New York County in the State of New York or of the United States of America for the Southern District of New York, and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding, by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address set forth in the Funding Agreement, such service to become effective ten (10) days after such mailing. The headings in this Agreement are for convenience of reference only, and shall not alter or otherwise affect the meaning hereof.

23.    Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, “including” is not limiting, and “or” has the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, exhibit, and schedule references are to this Agreement unless otherwise specified.

24.    Costs and Attorneys Fees. In the event it becomes necessary for any First Lien Creditor to commence or become a party to any proceeding or action to enforce the provisions of this Agreement, the court or body before which the same shall be tried shall award to such First Lien Creditor all costs and expenses thereof, including, but not limited to, reasonable attorneys’ fees, the usual and customary and lawfully recoverable court costs, and all other expenses in connection therewith.

25.    Information Concerning Financial Condition. Each Second Lien Creditor hereby assumes responsibility for keeping itself informed of the financial condition of Obligors and of all other circumstances bearing upon the risk of nonpayment of the Second Lien Obligations, and agrees that First Lien Creditors have and shall have no duty to advise any Second Lien Creditor of information known to First Lien Creditors regarding such condition or any such circumstances. In the event that First Lien Creditors, in their sole discretion, undertake, at any time or from time to time, to provide any such information to any Second Lien Creditor, then First Lien Creditors shall not be under any obligation (a) to provide any such information to any Second Lien Creditor on any subsequent occasion, (b) to undertake any investigation, or (c) to disclose any information which, pursuant to its commercial finance practices, First Lien Creditors wish to maintain confidential. Each Second Lien Creditor acknowledges and agrees that First Lien Creditors have not made any warranties or representations with respect to the legality, validity, enforceability, collectibility or perfection of the First Lien Obligations or any liens or security interests held in connection therewith.

26.    Counterparts. This Agreement may be executed in any number of counterparts, and by First Lien Creditors and Second Lien Creditors in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same Agreement. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first herein above set forth.

FIRST LIEN CREDITORS:

SANDS BROTHERS VENTURE CAPITAL LLC

By:  /s/ Scott A. Bailey
Name:  Scott A. Bailey
Its:  COO

SANDS BROTHERS VENTURE CAPITAL II LLC

By:  /s/ Scott A. Bailey
Name:  Scott A. Bailey
Its:  COO

SANDS BROTHERS VENTURE CAPITAL III LLC

By:  /s/ Scott A. Bailey
Name:  Scott A. Bailey
Its:  COO

SANDS BROTHERS VENTURE CAPITAL IV LLC

By:   /s/ Scott A. Bailey
Name:  Scott A. Bailey
Its:  COO

CRITICAL CAPITAL GROWTH FUND, L.P.

By: Critical Capital, L.P., its general partner

By: Critical Capital Corporation, its general partner

By:  /s/ Steven B. Sands
Name: Steven B. Sands
Its: Chairman

By:  /s/ Charles L. Robinson
Name: Charles L. Robinson
Its: President

S-1
Lenders Intercreditor Agreement

SECOND LIEN CREDITORS:

AIRWORKS FUNDING LLLP

By: Compass Partners, LLC, its general partner

By:  /s/ Richard E. Perlman
Name: Richard E. Perlman
Its: President

RS PROPERTIES I LLC

By:  /s/ John Lack
Name:  John Lack
Its:  Manager

S-2
Lenders Intercreditor Agreement

ACKNOWLEDGMENT

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Intercreditor Agreement (initially capitalized terms used without definitions herein shall have the meaning ascribed to such terms in the Intercreditor Agreement) and consents thereto, and agrees to recognize all rights granted thereby to the parties thereto, and will not do any act or perform any obligation which is not in accordance with the agreements set forth in such Intercreditor Agreement. Each of the undersigned further acknowledges that no Obligor is an intended beneficiary under the Intercreditor Agreement.

Dated as of June 19, 2007.

KRONOS ADVANCED TECHNOLOGIES, INC. By: /s/ Richard F. Tusing Name: Richard F. Tusing Its: COO KRONOS AIR TECHNOLOGIES, INC. By: /s/ Richard F. Tusing Name: Richard F. Tusing Its: COO

S-3
Lenders Intercreditor Agreement